Exhibit 1.2
SEQUANS COMMUNICATIONS S.A.
American Depositary Shares
each representing ten fully paid Ordinary Shares, Nominal Value €0.01 Per Share
Sales Agreement
August 25, 2025
Roth Capital Partners, LLC
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Citizens JMP Securities, LLC
101 California Street, Suite 1700
San Francisco, CA 94111

Lake Street Capital Markets, LLC
121 South 8th Street, Suite 1000
Minneapolis, MN 55402
Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, MN 55402
Ladies and Gentlemen:
Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), confirms its agreement (this “Agreement”) with Roth Capital Partners, LLC (“Roth”), Citizens JMP Securities, LLC (“Citizens JMP”), Lake Street Capital Markets, LLC (“Lake Street”) and Northland Securities, Inc. (“Northland”); each of Roth, Citizens JMP, Lake Street and Northland individually an “Agent” and collectively, the “Agents”) as follows:
1.    Issuance and Sale of American Depositary Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agents, as sales agent or principal American Depositary Shares (the “ADSs”), each representing ten (10) fully paid ordinary shares in the capital of the Company (the “Ordinary Shares”) for up to an aggregate of $200,000,000 (in its capacity as sales agent, the “Agency Placement Securities” and in its capacity as principal agent, the “Principal Placement Securities” and together with the Agency Placement Securities, the “Placement Securities”); provided, however, that in no event shall the Company issue or sell through the Agents such number of Placement Securities, including pursuant to any Warrant Exercise Request Notice (defined below), that (a) would cause the Company to not satisfy the eligibility requirements for use of Form F-3 (including Instruction I.B.5. thereof, if applicable), (b) exceeds the aggregate dollar amount of ADSs registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (c) exceeds the aggregate dollar amount of ADSs registered on the Prospectus (as defined below) or (d) exceeds the number of Ordinary Shares authorized by the shareholders of the Company, (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or dollar amount of Placement Securities issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agents shall have no obligation in connection with such compliance. The issuance and sale of Placement Securities through or to the Agents will be effected pursuant to the Registration Statement, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Securities. The ADSs will be issued pursuant to the Amended and Restated Deposit Agreement dated as of May 14, 2018, among the Company, The Bank of New York, as depositary (the “Depositary”), and all owners and holders of the ADSs issued thereunder (the “Deposit Agreement”).
The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), an “automatic shelf registration statement” as defined under Rule 405, including a base prospectus, relating to certain securities, including the Placement Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared an ATM sales agreement prospectus supplementing the base prospectus included as part of such registration statement specifically relating to the Placement Securities (the “Prospectus Supplement”). The Company will furnish to the Agents, for use by the Agents, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Securities. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, or any subsequent registration statement on Form F-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Securities, is herein called the “Registration Statement.” The base prospectus and the Prospectus Supplement, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by any additional prospectus supplement relating to the offer and sale of the Placement Securities, in the form in which such base prospectus, Prospectus
Supplement and/or any additional supplement thereto have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment”

or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission incorporated by reference therein (the “Incorporated Documents”).
For purposes of this Agreement, (a) all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”) and (b) all currency amounts appearing in this Agreement are presented in United States dollars, or “$”.
Each of the Company and the Agents hereby agree that all sales and solicitations of sales of ADSs by an Agent as agent for the Company shall be made solely on the Exchange (as defined below) or to the extent it is a negotiated transaction, then solely in the United States.
2.    Agency and Principal Transactions.
a.    Agency Transactions. Each time that the Company wishes to issue and sell Agency Placement Securities hereunder through an Agent (the “Designated Agent”), acting as agent (each such transaction, an “Agency Transaction”), it will notify the Designated Agent by electronic mail (or other method mutually agreed to in writing by the parties) of the number of Agency Placement Securities to be sold, the time period during which sales are requested to be made, any limitation on the number of Agency Placement Securities that may be sold in any one day and any minimum price below which sales may not be made (an “Agency Placement Notice”), the form of which is attached hereto as Schedule 1. The Agency Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Agency Placement Notice shall be effective immediately upon receipt by the Designated Agent unless and until (i) the Designated Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Agency Placement Securities thereunder has been sold, (iii) the Company suspends or terminates the Agency Placement Notice, which suspension and termination rights may be exercised by the Company in its sole discretion, or (iv) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Agency Placement Securities shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Designated Agent will have any obligation whatsoever with respect to any Agency Placement Securities unless and until the Company delivers an Agency Placement Notice to the Designated Agent and the Designated Agent does not decline such Agency Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of an Agency Placement Notice, the terms of the Agency Placement Notice will control.

b.    Principal Transactions. Each time that the Company wishes to issue and sell Principal Placement Securities hereunder directly to the Designated Agent, acting as principal (each such transaction, a “Principal Transaction”), the Company will issue a notice (a “Warrant Exercise Request Notice”) to the Designated Agent in substantially the form set forth in Schedule 2(b) hereto (with such changes thereto as may be agreed upon by the Company and the Designated Agent), setting forth the terms of such Principal Transaction in accordance with Section 3(b) hereof. Subject to the terms and conditions set forth herein and in the applicable Warrant Exercise Request Notice, upon the delivery to the Designated Agent of a valid Warrant Exercise Request Notice in accordance with Section 3(b) hereof, the Company agrees to issue and sell to the Designated Agent, and the Designated Agent agrees to purchase, a number of Principal Placement Securities equal to such dollar amount requested not to exceed the Maximum Warrant Purchase Amount (as defined in Schedule 2(b) hereto) set forth in such Warrant Exercise Request Notice divided by Warrant Purchase Price (as defined in Schedule 2(b) hereto). In the event of a conflict between the terms of this Agreement and the terms of a Warrant Exercise Request Notice, the terms of such Warrant Exercise Request Notice shall control.
3.    Sale of Placement Securities by the Agents.
a.    Sales of Agency Placement Securities.
(i)    Subject to the terms and conditions of this Agreement, for the period specified in an Agency Placement Notice with respect to an Agency Transaction, the Designated Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”), to sell the Agency Placement Securities up to the amount specified in, and otherwise in accordance with the terms of, such Agency Placement Notice. The Designated Agent will provide written confirmation to the Company and the Depositary no later than 8:00 p.m. on the Trading Day on which it has made sales of Agency Placement Securities hereunder setting forth the number of Agency Placement Securities sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of an Agency Placement Notice, the Designated Agent may sell Agency Placement Securities by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. “Trading Day” means any day on which shares of ADSs are purchased and sold on the Exchange.

(ii)    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, unless the Designated Agent declines to accept the terms of an Agency Placement Notice, and unless the sale of the Agency Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Agency Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Agency Placement Securities up to the amount specified in, and otherwise in accordance with the terms of, such Agency Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Agency Placement Securities, and (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Agency Placement Securities for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Agency Placement Securities as required under this Agreement.
b.    Sales of Principal Placement Securities.
(i)    The terms set forth in a valid Warrant Exercise Request Notice shall be binding upon delivery to the Designated Agent of a Warrant Exercise Request Notice in accordance with this Section 3(b). In the event of a conflict between the terms of this Agreement and the terms of a Warrant Exercise Request Notice, the terms of such Warrant Exercise Request Notice shall control.
(ii)    Each sale of Principal Placement Securities to the Designated Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and the applicable Warrant Exercise Request Notice, which shall provide for the sale of such Principal Placement Securities to, and the purchase thereof by, the Designated Agent. The commitment of the Designated Agent to purchase the Principal Placement Securities pursuant to any Warrant Exercise Request Notice shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Warrant Exercise Request Notice. Any such Warrant Exercise Request Notice shall specify the dollar amount of the Principal Placement Securities to be purchased by the Designated Agent pursuant thereto, the timing and method of such sale, the Warrant Purchase Price, and the time, date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Principal Placement Securities, in each case as contemplated by Schedule 2(b) hereto. Subject to the terms of the Warrant Exercise Request Notice, the Designated Agent may sell Principal Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act.
c.    Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information: (i) the Company shall not offer, sell or deliver, or request the offer or sale, of any Placement Securities pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction); (ii) by notice to the Designated Agent given by telephone (confirmed promptly by email to one of the individuals of the Designated Agent set forth on Schedule 3), the Company shall cancel any instructions for the offer or sale of any Placement Securities, and (iii) the Designated Agent shall not be obligated to offer or sell any Placement Securities.
4.    Suspension of Sales.
a.    The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Agency Placement Securities (a “Suspension”) pursuant to an Agency Transaction; provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Agency Placement Securities sold hereunder prior to the receipt of such notice or their respective obligations under any Warrant Exercise Request Notice with respect to the sales of Principal Placement Securities. While a Suspension is in effect, any obligation under Sections 7(l), 7(m), and 7(n) of this Agreement with respect to the delivery of certificates, opinions, or comfort letters to the Agents, shall be waived; however, such deliverables shall not be waived in the event that a Warrant Exercise Request Notice in connection with sales of Principal Placement Securities is issued and outstanding at that time. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.
b.    Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act, the Company shall not request the sale of any Placement Securities, and the Agents shall not be obligated to sell or offer to sell any Placement Securities.

5.    Settlement.
a.    Settlement of Agency Placement Securities. Unless otherwise specified in the applicable Agency Placement Notice, settlement for sales of Agency Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Agency Settlement Date”; and any Agency Settlement Date and Principal Settlement Date shall be referred to as a “Settlement Date”). The Designated Agent shall notify the Company of each sale of Agency Placement Securities no later than 8:00 p.m., New York City time on the Trading Day that the Designated Agent sold Agency Placement Securities. The amount of proceeds to be delivered to the Company on an Agency Settlement Date against receipt of the Agency Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent for such Agency Placement Securities, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2(a) hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
b.    Delivery of Agency Placement Securities. On or before each Agency Settlement Date, the Designated Agent shall establish at its clearing broker a settlement account for and in the name of the Company, which account shall be entirely controlled and directed by the Company (the “Company Account”). On each Trading Day (“T”) that the Designated Agent makes sales of Placement Securities, the Designated Agent shall advise the Company of the number of Placement Securities sold, the prices at which such Placement Securities were sold, and the Gross Proceeds of such sales that the Company shall receive. On the immediately following Trading Day (“T+1”), the Designated Agent shall advise the Company that such Gross Proceeds of sales of Placement Securities on “T” have been received in the Company Account. Once the clearing broker has confirmed the receipt of the Gross Proceeds, the Designated Agent shall instruct such clearing broker to deliver the euro-equivalent amount of such Gross Proceeds (based on the clearing broker’s then current spot rate) to the dedicated “augmentation de capital” bank account (the “Capital Increase Account”) opened with Société Générale acting as centralizing bank (the “Centralizing Bank”), or such successor bank thereto. Upon receipt of the Gross proceeds, denominated in euros as per the foregoing sentence, in the Capital Increase Account, the Centralizing Bank shall issue the “certificat du dépositaire des fonds” certificate conforming to Article L. 225-146 of the French commercial code confirming receipt of payment of the aggregate amount of the subscription monies for the Ordinary Shares underlying the ADSs and, upon receipt thereof by the Company, the Company shall (i) instruct the Depositary to execute and deliver to the Company the appropriate subscription form for the Ordinary Shares underlying the ADSs, (ii) issue the Ordinary Shares underlying the ADSs to the benefit of the Depositary, (iii) deposit those Ordinary Shares with Société Générale, the Depositary’s French custodian, and instruct the Depositary to deliver ADSs in respect of that deposit to the Company Account, by delivery order free of payment (“FOP”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which ADSs in all cases shall be freely tradable, transferable, registered ADSs in good deliverable form and (iv) pay the issuance fee in respect of those ADSs to the Depositary. On each Settlement Date, the clearing broker shall settle the sale of such ADSs on a “delivery-versus-payment” (“DVP”) basis in accordance with customary practice and rules of the securities industry. After the Centralizing Bank has received the Gross Proceeds for a particular Settlement Date in the Capital Increase Account, the Company shall, or shall instruct the Centralizing Bank, to deliver to the Designated Agent the related Execution Fees in same day funds (denominated in US dollars) to an account designated by the Designated Agent within one Trading Day of the Settlement Date. The Company agrees that if the Company, defaults in its obligation to deliver ADSs on a Settlement Date through no fault of the Designated Agent and provided that the Designated Agent has not declined the applicable Agency Placement Notice, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will hold the Designated Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and pay to the Designated Agent (without duplication) any commission, discount or other compensation to which it would otherwise have been entitled absent such default.
c.    Settlement of Principal Placement Securities. Settlement of the Principal Placement Securities shall be subject to the terms set forth in the Warrant Exercise Request Notice.
d.    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Securities if, after giving effect to the sale of such Placement Securities, the aggregate gross sale proceeds of such Placement Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Securities under this Agreement, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Designated Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Designated Agent in writing.
e.    Sales Through Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Placement Securities or any other equity security of the Company shall only be effected by or through an Agent, and only a single Agent, on any single given date, and in no event shall the Company request that more than one Agent sell Placement Securities on the same day; provided, however that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instruction governing such securities, (B) sales solely to employees, directors or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such person and (ii) such limitation shall not apply (A) on any day during which no sales are made pursuant to this Agreement or (B) during a period in which the Company has notified the Agents that it will not sell Common Stock under this Agreement and (1) no Agency Transaction or Principal Transaction is pending or (2) after an Agency Placement Notice or Warrant Exercise Request Notice has been withdrawn.

6.    Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus or except as disclosed in writing to the Agents with respect to such information that does not require public disclosure, the Company represents and warrants to, and agrees with each of the Agents that as of (i) the date of this Agreement and (ii) as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time:
a.    Registration Statement and Prospectus. The transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form F-3 under the Securities Act. The Registration Statement has been filed with the Commission and became effective upon filing under the Securities Act. The Prospectus will name Roth, Citizens JMP, Lake Street and Northland as the agents in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose, and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company. The Registration Statement and the offer and sale of Placement Securities as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed, as applicable. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been made available to the Agents and their counsel; it being understood and agreed that such documents shall be deemed to have been made available by the Company if such documents are available on EDGAR. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Securities, will not distribute any offering material in connection with the offering or sale of the Placement Securities other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which the Agents have consented, which consent will not be unreasonably withheld, conditioned or delayed, or that is required by applicable law or the listing maintenance requirements of the Exchange. The ADSs are currently quoted on the Exchange under the trading symbol “SQNS.” The Company has not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the Exchange. To the Company’s knowledge, it is in compliance with all applicable listing and maintenance requirements of the Exchange.
b.    No Misstatement or Omission. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents did not, and any further Incorporated Documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Agents specifically for use in the preparation thereof.
c.    Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.
d.    Financial Information. The financial statements and schedules included or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, present fairly the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with International Financial Reporting Standards applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Securities Act, the Exchange Act, the Exchange Act Regulations or the Securities Act Regulations to be included in the Registration Statement, or the Prospectus. Ernst & Young Audit (the “Accountants”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”). The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented and incorporated by reference in the Registration Statement and the Prospectus. All disclosures contained in the Registration Statement or the Prospectus regarding “non-IFRS financial measures” (correlating to “non-GAAP financial measures”, as such term is defined in the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
e.    Conformity with EDGAR Filing. The Prospectus delivered to the Agents for use in connection with the sale of the Placement Securities pursuant to this Agreement or any Warrant Exercise Request Notice will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

f.    Organization. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than the subsidiaries set forth on Schedule 4 hereto (the “Subsidiaries”). The Company has been duly incorporated and is validly existing as a société anonyme in good standing incorporated in the French Republic and registered with the Registry of Commerce and Companies under number 450 249 677 RCS Nanterre. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is duly licensed or qualified to do business and in good standing in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and its Subsidiaries, taken as a whole, or their respective businesses, properties, business prospects, conditions (financial or other) or results of operations, taken as a whole (such effect is referred to herein as a “Material Adverse Effect”). All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary. The Company and its Subsidiaries are not engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the statuts of the Company and the charters and bylaws of each of its Subsidiaries and all amendments thereto have been delivered to the Agents.
g.    Subsidiaries. Subject to any prohibitions or restrictions under any applicable corporate or other similar laws, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement and the Prospectus.
h.    No Violation or Default. Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any Subsidiary, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any Subsidiary is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.
i.    Registration Statement in Respect of the ADSs. The Company and the Depositary have prepared and filed with the Commission registration statements relating to the ADSs on Form F-6 (Nos. 333-173002 and 333-224589) and a related prospectus, which may be in the form of the ADR certificate, for registration under the Securities Act of the ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required. The registration statements on Form F-6 for registration of the ADSs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended are hereinafter called the “ADS Registration Statement.” The Form F-6s were declared effective under the Act on April 14, 2011, May 14, 2018 and June 27, 2025 and (i) no stop order preventing or suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, (ii) the ADS Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (iv) all of the ADSs are registered pursuant to the ADS Registration Statement.
j.    No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein), except as set forth in or contemplated by the Registration Statement, the Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein) (i) there has not been and will not have been (A) any change in the capitalization of the Company other than in connection with the vesting of restricted free shares or the exercise of options or warrants to purchase the Ordinary Shares granted pursuant to the Company’s restricted free share, stock option or similar plans from the shares reserved therefor as described in the Registration Statement or the Prospectus or (B) any Material Adverse Effect arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business as described in the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into nor will it enter into, except in the ordinary course of business as described in the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

k.    Capitalization. The Company has authorized, issued and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus as of the respective dates set forth therein. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The description of the capital stock, including the ADSs and the Ordinary Shares, of the Company and the Deposit Agreement included in or incorporated by reference in the Registration Statement and the Prospectus is complete and accurate in all material respects. Except as set forth in or incorporated by reference in the Prospectus, the Company does not have outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations.
l.    F-3 Eligibility. The Company meets the applicable requirements for use of Form F-3 under the Securities Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Placement Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement.
m.    Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.
n.    Authorization of Ordinary Shares, Placement Securities and ADSs.  The Ordinary Shares, including Ordinary Shares to be represented by ADSs, have been duly authorized for issuance and, upon delivery by the Depositary of the ADSs against deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement and when paid for as contemplated herein, such ADSs, and the Ordinary Shares underlying the ADSs, will be validly issued, fully paid and nonassessable and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement. No further approval or authority of securityholders or the Board of Directors of the Company will be required for the issuance and sale of the ADSs as contemplated herein. The certificates evidencing the ADSs are in due and proper legal form and have been duly authorized for issuance by the Company.
o.     Purpose of Issue of Placement Securities. The purpose of the issue and sale of the Placement Securities (and the Ordinary Shares to be issued underlying the Placement Securities) through or to the Agents pursuant to the terms of this Agreement is not to facilitate the subsequent sale or transfer of the Placement Securities (or the grant, issue or transfer of any interest in or option over the Placement Securities) into France within 12 months following the date of issue of the Placement Securities by the Company.
p.    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Placement Securities as contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws or by the rules of the Exchange, including any notices that may be required by the Exchange, in connection with the sale of the Placement Securities by the Agents, (ii) as may be required under the Securities Act and (iii) as have been previously obtained by the Company or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
q.    No Preferential Rights. Except for such rights as have been waived, no preemptive right, resale right, right of first refusal or similar rights exist with respect to any of the Ordinary Shares to be represented by ADSs and the issue and sale thereof will be free of any restriction upon the voting or transfer thereof pursuant to the laws of France or the Company’s statuts or any agreement or other instrument to which the Company is a party.
r.    Independent Public Accountant. Each public accounting firm whose reports on the consolidated financial statements of the Company are filed with the Commission as part of the Company’s most recent Annual Report on Form 20-F filed with the Commission and incorporated by reference into the Registration Statement, are and, during the periods covered by their report, were independent registered public accounting firm within the meaning of the Securities Act and the PCAOB (United States).
s.    No Litigation. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject other than (i) proceedings accurately described in all material respects in the Prospectus, (ii) proceedings that would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (iii) proceedings that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
t.    Licenses and Permits. The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described in the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the revocation, modification or failure to obtain the renewal of any such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
u.    No Material Defaults. The Company and each Subsidiary has performed all the obligations required to be performed by it, and is not in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default might reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its statuts, certificate or articles of organization or by-laws or other organizational documents, as the case may be.
v.    Certain Market Activities. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any of their respective directors or officers has taken, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Securities.
w.    Broker/Dealer Relationships. Neither the Company nor any Subsidiary (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly, through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) Manual).
x.    No Reliance. The Company has not relied upon any Agent or legal counsel for the Agents for any legal, tax or accounting advice in connection with the offering and sale of the Placement Securities.
y.    Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been asserted or threatened against it which would have a Material Adverse Effect.
z.    Title to Real and Personal Property. The Company and the Subsidiaries have good and valid title to all personal property described in the Registration Statement or

Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made of such property by the Company and the Subsidiaries or (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any real property described in the Registration Statement or Prospectus as being leased by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiaries or (B) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
aa.    Intellectual Property. (i) The Company and the Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) the Company and the Subsidiaries have not received any written notice of any claim of infringement or conflict that asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect; (iii) there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company or its Subsidiaries challenging the Company’s or any of its Subsidiary’s rights in or to the Intellectual Property or the validity of the scope of any of the Company’s or any Subsidiary’s patents, patent applications or proprietary information, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iv) to the Company’s knowledge, no other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (v) the Company and the Subsidiaries have not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect.
bb.    Environmental Laws. The Company and the Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
cc.    Disclosure Controls. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in Item 15 of the Company’s Form 20-F for the year ended December 31, 2024 and otherwise as set forth in the Registration Statement or the Prospectus). Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement or the Prospectus). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that comply with the requirements of the Exchange Act.
dd.    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.
ee.    Finder’s Fees. Neither the Company nor any Subsidiary has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Agents pursuant to this Agreement.
ff.    Labor Disputes. Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no discrimination complaint or unfair labor practice complaint pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company or any of the Subsidiaries before the Haute Autorité de Lutte contre les Discriminations et pour l’Egalité (“HALDE”) or the National Labor Relations Board, respectively, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company or the Subsidiaries, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the knowledge of the Company or the Subsidiaries, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law or collective bargaining agreement relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or retirement benefits, or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.
gg.    Investment Company Act. Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Placement Securities, will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
hh.    Operations. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or the Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”), except where the failure to be in such compliance would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
ii.    Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any “at the market” or continuous equity transaction, other than any such agreement between the Company and the Agents.
jj.     Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

kk.    Insurance. The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiaries reasonably believe are adequate for the conduct of their business.
ll.    No Improper Practices. The Company and the Subsidiaries have conducted their businesses in material compliance with the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Bribery Act 2010 of the United Kingdom, and any other applicable anti-corruption laws (“Anti-Corruption Laws”), and neither the Company nor the Subsidiaries or, to the Company’s knowledge, any director, officer, employee or other person associated with or acting on behalf of the Company or the Subsidiaries has (i) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement and the Prospectus which has not been so disclosed, (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iv) violated or is in violation of any provision of the FCPA and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any other applicable anti-bribery or Anti-Corruption Law, or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
mm.    Status Under the Securities Act. (i) The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Securities and (ii)(A) at the time of the filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purpose of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, an incorporated report filed pursuant to Section 1 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Placement Securities in reliance on the exemption of Rule 163 of the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.
nn.    No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, if any, as of its issue date and as of each Applicable Time (as defined in Section 25 below), did not, does not and will not, through the completion of the Placement or Placements for which such Issuer Free Writing Prospectus is issued, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agents specifically for use therein.
oo.    No Conflicts. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the statuts of the Company or the certificate or articles of incorporation or by-laws or other organizational documents of any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of its or their properties is bound or affected, or (iii) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries, except as to clauses (ii) and (iii) above for such breaches, violations, defaults, termination rights or acceleration which would not result in a Material Adverse Effect.
pp.    OFAC.
(i)    Neither the Company nor any Subsidiary (collectively, the “Entity”) nor, to the Company’s knowledge, any director, officer, employee, agent, controlled affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (oo), “Person”) that is, or is owned or controlled by a Person that is:
(a)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
(b)    located, organized or resident in a country or territory that is the subject of Sanctions.
(ii)    The Entity will not, directly or indirectly, knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(a)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(b)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, for the past five (5) years, it has not knowingly engaged in and is not now knowingly engaged in any dealing or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
qq.    IT Systems. Except as disclosed in the Registration Statement or Prospectus, (i)(x) to the knowledge of the Company, there has been no material security breach or other material compromise of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology used in the Company’s business (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to its IT Systems and Data; and (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect.
rr.    FINRA Exemption. As of the date of this Agreement, the Company qualifies as an “experienced issuer” (within the meaning of FINRA Conduct Rule 5110(j)(6)) for purposes of the exemption from filing under FINRA Conduct Rule 5110(h)(1)(C).
ss.    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.
tt.    Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
uu.    Stock Plan. Except as disclosed in the Registration Statement and the Prospectus, each stock option or similar instrument, including the BSPCE, granted under any stock option or similar plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per Ordinary Share on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved or ratified by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with IFRS.
vv.    PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2024 and, based on certain estimates of the Company’s gross income and the value of its assets, the intended use of proceeds from the offering and sale of the ADSs and the nature of the Company’s business, the Company does not expect to be classified as a PFIC for the taxable year ending December 31, 2025.
ww.     CFC Status. The Company was not a “controlled foreign corporation” (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2024 and, based on the Company’s expectations with respect to its shareholders, the Company does not expect to be classified as a CFC for the taxable year ending December 31, 2025.
xx.    No Inquiries. To the knowledge of the Company or the Subsidiaries, neither the Company nor any of the Subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently the subject of any inquiry conducted by, or declaration issued by, TRACFIN or the Office central pour la répression de la grande délinquance financière (“OCRGDF”) and the Company will not directly or indirectly use the proceeds of the offering of the ADSs contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently the subject of any public inquiry conducted by or declaration issued by TRACFIN or the OCRGDF.
Any certificate signed by an officer of the Company and delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement or any Warrant Exercise Request Notice shall be deemed to be a representation and warranty by the Company, as applicable, to the Agents as to the matters set forth therein.
7.    Covenants of the Company. The Company covenants and agrees with the Agents that:
a.    Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Securities is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Securities or a security convertible into the Placement Securities (other than an Incorporated Document) unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that (A) the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agents any advance copy of such filing or to provide the Agents an opportunity to object to such filing if the filing does not name the Agents or does not relate to the transaction herein provided; and provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).
b.    Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Securities or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c.    Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agents promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, doing so is in the best interest of the Company.
d.    Listing of Placement Securities. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the Exchange and to qualify the Placement Securities for sale under the securities laws of such jurisdictions in the United States as the Agents reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Placement Securities; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process, or subject itself to taxation in any jurisdiction if it is not otherwise so subject.
e.    Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Securities may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.
f.    Earnings Statement. To the extent not available on EDGAR, the Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. The Agents and the Company acknowledge and agree that the Company’s ordinary, timely-filed periodic filings with the Commission pursuant to the Exchange Act may be used to satisfy this obligation to the extent consistent with the requirements set forth herein.
g.    Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”
h.    Notice of Other Sales. Without the prior written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any ADSs (other than the Placement Securities offered pursuant to this Agreement) or securities convertible into or exchangeable for ADSs, warrants or any rights to purchase or acquire, ADSs during the period beginning on the date on which any Agency Placement Notice or Warrant Exercise Request Notice is delivered to the Designated Agent hereunder and ending on the second (2nd) Trading Day immediately following the final Settlement Date with respect to Placement Securities sold pursuant to such Placement Notice or Warrant Exercise Request Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Securities covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any ADSs (other than the Placement Securities offered pursuant to this Agreement) or securities convertible into or exchangeable for ADSs, warrants or any rights to purchase or acquire, ADSs prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Ordinary Shares or ADSs, options to purchase Ordinary Shares or ADSs or Ordinary Shares or ADSs issuable upon the vesting of restricted shares or the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Ordinary Shares or ADSs subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (ii) Ordinary Shares or ADSs issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agents; (iii) Ordinary Shares or ADSs, or securities convertible into or exercisable for Ordinary Shares or ADSs, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors who are qualified institutional buyers and not more than three persons that are “accredited investors” within the meaning of such term under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act and, in each case, otherwise conducted in a manner so as not to be integrated with the offering of ADSs hereby; and (iv) ADSs or any security convertible into or exercisable for shares to be represented by ADSs in connection with any acquisition, strategic investment, commercial transaction or other similar transaction (including any joint venture, strategic alliance or partnership). Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability, or require the consent of the Agents, to file a registration statement under the Securities Act.

i.    Change of Circumstances. The Company will, at any time during which any Agency Transaction or Principal Transaction, as applicable, is pending, and has not been suspended or terminated by the Company in accordance with this Agreement or a Warrant Exercise Request Notice, as applicable, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement or any Warrant Exercise Request Notice.
j.    Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agents or thier representatives in connection with the transactions contemplated hereby or by any Warrant Exercise Request Notice, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.
k.    Periodic Reports. The Company agrees that it will report the amount of Placement Securities sold through the Agents, the Gross Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Securities in quarterly filings on a Form 6-K and in its annual reports on Form 20-F.
l.    Representation Dates; Certificate. Each time during the term of this Agreement that the Company:
(i)    amends or supplements (other than by means of a prospectus supplement relating solely to an offering of securities other than the Placement Securities) the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;
(ii)    files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended audited financial information or a material amendment to the previously filed Form 20-F);
(iii)    files its quarterly reports on Form 6-K under the Exchange Act; or
(iv)    files a current report on Form 6-K containing amended or restated financial information or to announce a significant change in business operations under the Exchange Act that is incorporated or deemed to be incorporated by reference into the Registration Statement or the Prospectus;
(Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date.”)

the Company shall furnish the Agents (but in the case of clause (iv) above only if any Agent reasonably determines that the information contained in such Form 6-K is material) with a certificate, in the form attached hereto as Exhibit 7(l). The requirement to provide a certificate under this Section 7(l) shall be automatically waived for any Representation Date occurring at a time which no Agency Transaction or Principal Transaction is pending, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Placement Notice hereunder or enters into a Warrant Exercise Request Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its Annual Report on Form 20-F. Notwithstanding the foregoing, (i) upon the delivery of the first Agency Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Securities in an Agency Transaction or Principal Transaction following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(l), and the Company then delivers a Warrant Exercise Request Notice or an Agency Placement Notice, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit 7(l), dated (i) with respect to any Agency Transaction, the date of the Agency Placement Notice and (ii) with respect to any Principal Transaction, the date of the Warrant Exercise Request Notice.
m.    Legal Opinion. On or prior to the date of the first Agency Placement Notice given hereunder the Company shall cause to be furnished to the Agents a written opinion and a negative assurance letter of Lowenstein Sandler LLP and Orrick, Herrington & Sutcliffe (Europe) LLP, French counsel to the Company (collectively, “Company Counsel”) or other counsel reasonably satisfactory to the Agents, each in form and substance reasonably satisfactory to the Agents. Thereafter, within five (5) Trading Days of each Representation Date, with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to the Agents a negative assurance letter of Company Counsel in form and substance reasonably satisfactory to the Agents; provided that, in lieu of such negative assurance for subsequent periodic filings under the Exchange Act, Company Counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on the negative assurance letter previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).
n.    Comfort Letter. On or prior to the date of the first Agency Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date pursuant to Section 7(l)(ii), with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n). The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to the Agents, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
o.    CFO Certificate. On and after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, but is not otherwise required to deliver a Comfort Letter pursuant to Section 7(n), the Company shall deliver a certificate of the chief financial officer (the “CFO Certificate”) in a form acceptable to the Agents covering such matters as a Comfort Letter typically would.
p.    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Placement Securities or (ii) sell, bid for, or purchase Placement Securities to be issued and sold pursuant to this Agreement or any Warrant Exercise Request Notice, in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Securities other than the Agents. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or ADSs or (ii) sell, bid for, or purchase Ordinary Shares or ADSs in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Securities other than the Agent.
q.    Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.
r.    No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agents in their capacity as agents hereunder pursuant to Section 23, neither the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Securities hereunder.
s.    Sarbanes-Oxley Act. The Company and its Subsidiaries will use their reasonable best efforts to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act.
t.    Filing Fees. The Company will pay the required Commission filing fees relating to the Placement Securities within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

8.    Representations and Covenants of the Agents. Each of the Agents represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Securities will be offered and sold, except such states in which such Agent is exempt from registration or such registration is not otherwise required. Each of the Agents shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Securities will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement. Each of the Agents shall comply with all applicable law and regulations in connection with the transactions contemplated by this Agreement and any Warrant Exercise Request Notice, including the issuance and sale through or to such Agent of the Placement Securities.
9.    Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and any Warrant Exercise Request Notice, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, in such number as the Agents shall deem reasonably necessary, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Securities to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the actual, reasonable and documented out-of-pocket fees and disbursements of counsel to the Agents (x) not to exceed $100,000 in connection with the filing of this Agreement and (y) not to exceed $10,000 per calendar quarter thereafter in connection with updates at the time of Representation Dates for any quarter in which the Company has furnished or caused to be furnished documents set forth in Sections 7(m) and 7(n); (vi) the fees and expenses of the Depositary, the transfer agent, and the registrar for the ADSs, and (vii) the fees and expenses incurred in connection with the listing of the Ordinary Shares on the Exchange.
10.    Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to an Agency Placement Notice or pursuant to any Warrant Exercise Request Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Company of its obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:
a.    Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Securities contemplated to be issued pursuant to the applicable Agency Placement Notice or Warrant Exercise Request Notice.
b.    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of a notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act; (iv) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat to initiate, any proceeding for such purpose; or (v) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any material Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any material Incorporated Document, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
c.    No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
d.    Material Changes. Subsequent to the delivery of the applicable Agency Placement Notice, in the case of any Agency Transaction, or subsequent to the execution of the applicable Warrant Exercise Request Notice, in the case of any Principal Transaction, except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would cause a Material Adverse Effect, or a downgrading in or withdrawal of a rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a “Rating Organization”), or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Securities on the terms and in the manner contemplated in the Prospectus.
e.    Legal Opinion of Company Counsel. The Agents shall have received the opinion and negative assurance letter of Company Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion and negative assurance letter are required pursuant to Section 7(m).
f.    Legal Opinion of Agents’ Counsel. The Agents shall have received a written opinion and a negative assurance letter of Duane Morris LLP or other counsel reasonably satisfactory to the Agents (“Agents’ Counsel”) on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(m), with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as the Agents’ Counsel may reasonably request for enabling them to pass upon such matters.
g.    Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).
h.    Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).
i.    Secretary’s Certificate. On or prior to the first Representation Date, the Agents shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance reasonably satisfactory to the Agents and their counsel.
j.    No Suspension. In the case of an Agency Transaction, from the time of delivery of the applicable Agency Placement Notice until the applicable Agency Settlement Date and, in the case of a Principal Transaction pursuant to a Warrant Exercise Request Notice, from the time and execution and delivery of the Warrant Exercise Request Notice until the applicable Principal Settlement Date, trading in the ADSs shall not have been suspended on the Exchange and the ADSs shall not have been delisted from the Exchange.
k.    Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.
l.    Securities Act Filings Made. All filings with the Commission with respect to the Placement Securities required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Agency Placement Notice or Warrant Exercise Request Notice

hereunder and to the extent required by applicable law, the Company shall file a prospectus supplement or a supplement to a prospectus supplement in connection with any Principal Transaction pursuant to a Warrant Exercise Request Notice within the applicable time period prescribed for such filing by Rule 424.
m.    Approval for Listing. The Placement Securities shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Securities on the Exchange at, or prior to, the issuance of any Agency Placement Notice or Warrant Exercise Request Notice.
n.    No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 13(a).
11.    Indemnification and Contribution.
a.    Company Indemnification. The Company agrees to indemnify and hold harmless the Agents, their partners, members, directors, officers, employees and agents and each person, if any, who controls the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and
(iii)    against any and all expense whatsoever, as incurred (including the actual, reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
b.    Indemnification by the Agents. Each Agent, severally and not jointly. agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a) of this Agreement, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Agent and furnished to the Company in writing by such Agent expressly for use therein.
c.    Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
d.    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or an Agent, the Company and such Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than such Agent, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and such Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and such Agent on the other hand. The relative benefits received by the Company on the one hand and an Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Agency Placement Securities and Aggregate Commitment Advance Amount from the sale of the Principal Placement Securities (before deducting expenses) received by the Company bear to the total compensation (including commissions) received by such Agent (before deducting expenses) from the sale or purchase of Placement Securities on behalf of or from the Company, as applicable. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and such Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or an Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), an Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement, including any Warrant Exercise Request Notice, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of an Agent, will have the same rights to contribution as that party, and each officer who signed the Registration Statement and director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof. The Agents’ respective obligations to contribute pursuant to this Section 11(d) are several in proportion to the respective number of Placement Securities they have sold hereunder, and not joint.
12.    Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto, or of the Agents herein, shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Securities and payment therefor or (iii) any termination of this Agreement.

13.    Termination.
a.    An Agent may terminate this Agreement with respect to itself, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that would have a Material Adverse Effect that is material and adverse and makes it impractical or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, (3) if trading in the ADSs has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 13(a) or 13(b), such Agent shall provide the required notice as specified in Section 14 (Notices).
b.    In the case of any purchase by an Agent pursuant to a Warrant Exercise Request Notice, the obligations of such Agent pursuant to such Warrant Exercise Request Notice shall be subject to termination by such Agent at any time prior to or at the applicable Principal Settlement Date if (A) since the time of execution of the Warrant Exercise Request Notice or the respective dates as of which information is given in the Registration Statement or the Prospectus, (i) there has been any Material Adverse Effect; or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it impracticable or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities; or (iii) (A) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Exchange, or (B) if trading generally on the Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by such system or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities. If an Agent elects to terminate its obligations pursuant to this Section 13(b), the Company shall be notified promptly in writing.
c.    The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its entirety or with respect to any one or multiple of the Agents, in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.
d.    Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the earlier to occur of (i) the 24-month anniversary of the date hereof and (ii) the issuance and sale of all of the Placement Securities through the Agents on the terms and subject to the conditions set forth herein, except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. Notwithstanding the foregoing, the Company’s right to submit a Warrant Exercise Request Notice shall terminate on the 18-month anniversary of the date hereof.
e.    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to an Agent for any discount, commission or other compensation with respect to any Placement Securities not otherwise sold by an Agent under this Agreement, including any Warrant Exercise Request Notice. To the extent this Agreement is terminated by one Agent or by the Company with respect to one Agent pursuant to Sections 13(a) (b) or (c) above, this Agreement shall terminate only with respect to such Agent and shall remain in full force and effect with respect to the Company and the other Agents, unless and until terminated pursuant to Sections 13(a), (b), (c), or (d) above.
f.    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement, including any Warrant Exercise Request Notice.

14.    Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to:
Roth Capital Partners, LLC
888 San Clemente
Newport Beach, CA 92660
Fax No.: (949) 720-7227
Attention: Managing Director
E-mail: RothECM@roth.com
Citizens JMP Securities, LLC
101 California Street, Suite 1700
San Francisco, CA 94111
Attention: Equity Securities
Telephone: (415) 835-8985
Email: dl-jmp-ecm@citizensbank.com
Lake Street Capital Markets, LLC
121 South 8th Street, Suite 1000
Minneapolis, MN 55402
Attention: Paul McNamee, Chief Compliance Officer
Telephone: (612) 326-1312
Email: paul.mcnamee@lakestreetcm.com
Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, MN 55402
Attention: David Levine
Email: dlevine@northlandcapitalmarkets.com
with a copy to:
Duane Morris LLP
22 Vanderbilt
335 Madison Avenue, 23rd Floor
New York, NY 10017
Attention:    Dean M. Colucci
Telephone:    (973) 424-2020
Email:    dmcolucci@duanemorris.com

and if to the Company, shall be delivered to:
Sequans Communications S.A.
15-55 Boulevard Charles de Gaulle, 92700 Colombes, France
Attention: Chief Financial Officer
Telephone: +33 1 70 72 16 00
Facsimile: +33 1 70 72 16 09
Email: cfo@sequans.com
with a copy to:
Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
Attention: Steven E. Siesser
Telephone: (212) 204-8688
Email: ssiesser@lowenstein.com
Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, or by email, on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.
An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.
15.    Successors and Assigns. This Agreement and any Warrant Exercise Request Notice shall inure to the benefit of and be binding upon the Company and each Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement or any Warrant Exercise Request Notice shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Warrant Exercise Request Notice, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement or any such Warrant Exercise Request Notice, except as expressly provided in this Agreement or such Warrant Exercise Request Notice. Neither the Company nor the Agents may

assign its rights or obligations under this Agreement or any Warrant Exercise Request Notice without the prior written consent of the other party.
16.    Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement or any Warrant Exercise Request Notice shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Securities.
17.    Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Agency Placement Notices issued pursuant hereto), together with any Warrant Exercise Request Notice, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement and any Warrant Exercise Request Notice.
18.    GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY WARRANT EXERCISE REQUEST NOTICE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND THE AGENTS EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY WARRANT EXERCISE REQUEST NOTICE.
19.    CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY OR BY ANY WARRANT EXERCISE REQUEST NOTICE, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND

CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.
20.    Appointment of Agent for Service. The Company hereby irrevocably appoints GKL Corporate/Search, Inc., One Capitol Mall, Suite 660, Sacramento, California 95814 as its agent for service of process in any suit, action or proceeding described in Section 19 and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
21.    Use of Information. The Agents may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement or any Warrant Exercise Request Notice, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.
22.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or any Warrant Exercise Request Notice by one party to the other may be made by email of a .pdf attachment.
23.    Effect of Headings. The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
24.    Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of each Agent, which consent shall not be unreasonably withheld, conditioned or delayed, and each Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Placement Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.
25.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
a.    each Agent is acting solely as agent in connection with the public offering of the Placement Securities and in connection with each transaction contemplated by this Agreement, including any Principal Transaction, and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent has advised or is advising the Company on other matters, and the Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement, including any Principal Transaction, except the obligations expressly set forth in this Agreement, including any Warrant Exercise Request Notice;
b.    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement or any Warrant Exercise Request Notice;
c.    the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, including any Warrant Exercise Request Notice, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
d.    it is aware that the Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
e.    it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Securities under this Agreement and any Warrant Exercise Request Notice and agrees that the Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agents’ obligations under this Agreement and any Warrant Exercise Request Notice and to keep information provided by the Company to the Agents and their counsel confidential to the extent not otherwise publicly-available.
26.    Definitions. As used in this Agreement and any Warrant Exercise Request Notice, the following terms have the respective meanings set forth below:
“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Securities pursuant to this Agreement and any Warrant Exercise Request Notice.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Placement Securities that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.
All references in this Agreement and any Warrant Exercise Request Notice to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement and any Warrant Exercise Request Notice to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement and any Warrant Exercise Request Notice to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Agents outside of the United States.
[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and each of the Agents.
Very truly yours,

SEQUANS COMMUNICATIONS S.A.

By:	/s/ Georges Karam
Name: Georges Karam
Title: Président-Directeur Général

ACCEPTED as of the date first-above written:

ROTH CAPITAL PARTNERS, LLC

By:	/s/Aaron M. Gurewitz
Name: Aaron M. Gurewitz
Title: President & Head of Investment Banking

CITIZENS JMP SECURITIES, LLC

By:	/s/ Adam Waite
Name: Adam Waite
Title: Managing Director

LAKE STREET CAPITAL MARKETS, LLC

By:	/s/ Michael Townley
Name: Michael Townley
Title: Head of Investment Banking

NORTHLAND SECURITIES, INC.

By:	/s/ David Levine
Name: David Levine
Title: Co-Head of Investment Banking
[Signature Page to Sales Agreement]

SCHEDULE 1

FORM OF AGENCY PLACEMENT NOTICE

From:	Sequans Communications S.A.

To:	[Roth Capital Partners, LLC] [Citizens JMP Securities, LLC] [Lake Street Capital Markets, LLC] [Northland Securities, Inc.]

Attention:	[•]

Subject:	Agency Placement Notice
Pursuant to the terms and subject to the conditions contained in the Sales Agreement by and among Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”) and Roth Capital Partners, LLC, Citizens JMP Securities, LLC, Lake Street Capital Markets, LLC and Northland Securities, Inc., dated August 25, 2025, the Company hereby requests that [identify Designates Agent] sell up to [________] shares of the Company’s Placement Securities at a minimum market price of $[_______] per ADS, during the time period beginning [month, day, time] and ending [month, day, time].
All capitalized terms used but not defined herein shall have the meanings given to such terms in this Agreement

SCHEDULE 2

Compensation

The Company shall pay to the Designated Agent in cash, upon each sale of Agency Placement Securities pursuant to this Agreement, an amount up to 3.0% of the gross proceeds from each sale of Agency Placement Securities in an Agency Transaction.
The compensation that the Company shall pay to the Designated Agent for any Principal Transaction shall be pursuant to the terms of any Warrant Exercise Request Notice.

SCHEDULE 2(b)
Form of Warrant Exercise Request Notice
SEQUANS COMMUNICATIONS S.A.
WARRANT EXERCISE REQUEST NOTICE
[ ], 20[ ]
[Roth Capital Partners, LLC
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660]
[Citizens JMP Securities, LLC
101 California Street, Suite 1700
San Francisco, CA 94111]
[Lake Street Capital Markets, LLC
121 South 8th Street, Suite 1000
Minneapolis, MN 55402]
[Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, MN 55402]
Ladies & Gentlemen:
Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), requests, subject to the terms and conditions stated herein and in the Sales Agreement, dated August 25, 2025 (the “Sales Agreement”), by and among the Company and Roth Capital Partners, LLC, Citizens JMP Securities, LLC, Lake Street Capital Markets, LLC and Northland Securities, Inc. (collectively, the “Agents”), that [identify Designated Agent] exercise an issued and outstanding ATM Sales Warrant for the purchase and sale of the securities specified in the Schedule hereto (the “Purchased Securities”) [at any time after][on] the date first above written (the “Exercise Date”) pursuant to the terms and conditions in the Schedule. Unless otherwise defined below, terms defined in the Sales Agreement shall have the same meanings when used herein.
Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Warrant Exercise Request Notice to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Warrant Exercise Request Notice and the Settlement Date set forth in the Schedule hereto (unless such representation or warranty specifies a different date or time, then as of such date or time).

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees, upon exercise of the respective ATM Sales Warrant by [identify Designated Agent] to issue and sell to [identify Designated Agent], and [identify Designated Agent] agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.
Notwithstanding any provision of the Sales Agreement or this Warrant Exercise Request Notice to the contrary, the Company consents to [identify Designated Agent] trading in the ADSs for [identify Designated Agent]’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Warrant Exercise Request Notice.

Schedule to Warrant Exercise Request Notice

DEFINED TERMS
For purposes of this Warrant Exercise Request Notice, in addition to the defined terms specified in the At Market Issuance Sales Agreement, the following capitalized terms shall have the meanings ascribed to them below:
“ATM Sales Warrant” means one of the certain warrant agreements by and between the Company and Roth Capital LLC entered into from time to time providing for the issuance and deposit of ordinary shares of the Company and the delivery of ADSs representing such ordinary shares to [identify Designated Agent].
“Bloomberg” means Bloomberg, L.P.
“Warrant Exercise Request Notice Date” means the Trading Day on which the Agent timely receives, (A) after 6:00 a.m., New York City time, and (B) prior to 9:00 a.m., New York City time, on such Trading Day, a valid Warrant Exercise Request Notice for a Warrant Exercise on such Trading Day subject to the conditions precedent contained in the Agreement.
“Warrant ADS Purchase” means a principal purchase by the Agent pursuant to this Warrant Exercise Request Notice on a specified Trading Day.

“Warrant ADS Purchase Amount” means the number or dollar value of Principal Placement Securities sold by the Agent during a specific Trading Day following an applicable Warrant Exercise Request Notice
“Warrant Purchase Price” The purchase price per share of ADSs to be purchased by the Agent for a Warrant ADS Purchase, equal to the (1) product of (A) [0.97], multiplied by (B) [the average price of sales by the Agent of the Warrant ADSs on a Purchase Date) less (2) the product of (X) the number of ADSs sold by the Agent on a specified Trading Day pursuant to Warrant Exercise Request Notice and (Y) $0.01.
“Eligible Market” means the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market or the NYSE American (or any nationally recognized successor to any of the foregoing).

“Maximum Warrant ADS Purchase Amount” means $[     ]; provided however only one Warrant ADS Purchase may be requested per day unless otherwise agreed to by the Agent. For the avoidance of doubt, the maximum principal obligation of the Agent hereunder is conditioned only upon the issuance of the Principal Placement Securities in accordance with the contractual terms of this provision and shall accrete over time with each Warrant Exercise Request Notice issued under this Agreement such that at any instance in time under this Agreement the total accrued obligations of the Agent as of any Warrant Exercise Request Notice Date is the aggregate sum of all Warrant ADS Purchases made by the Agent hereunder less the total amount of Principal Placement Securities sold by the Agent prior to such date.
“Purchase Date” means the Trading Day for which the Warrant Exercise Request Notice is effective.
“Sale Price” means any trade price for a share of ADSs on the Trading Market, or if the ADSs are then traded on an Eligible Market, on such Eligible Market, as reported by Bloomberg.
“Trading Market” means the New York Stock Exchange (or any nationally recognized successor thereto).

WARRANT ADS PURCHASES:
On any Trading Day for which a Warrant Exercise Request Notice is effective, subject to the satisfaction of all of the conditions set forth in the Sales Agreement, the Agent may accept a Warrant Exercise Request Notice prepared and delivered by the Company in accordance with the terms of this Agreement. The Company shall have the right, but not the obligation, to direct the Agent, by its timely delivery to the Agent of a Warrant Exercise Request Notice for a Warrant Purchase on the applicable Trading Day therefor, to exercise an ATM Sales Warrant for the purchase up to a specified Warrant ADS Purchase Amount, which shall not exceed the applicable Maximum Warrant ADS Purchase Amount, at the applicable Warrant ADS Purchase Price therefor as calculated at the end of the Warrant ADS Purchase Period in accordance with this Agreement (each such purchase, a “Warrant ADS Purchase”)[4]. Such Warrant ADS Purchase shall operate as a conditional exercise of the ATM Sales Warrant to be confirmed and finalized by the delivery of the ATM Sales Confirm (defined below). The Company may timely deliver to the Agent a Warrant Exercise Request Notice for a Warrant ADS Purchase on any Trading Day selected by the Company as the Purchase Date for such Warrant ADS Purchase, so long as all Principal Placement Securities subject to all prior Warrant ADS Purchases pursuant to this Agreement have been received by the Agent via delivery order free of payment (“FOP”) (“FOP ADSs”) prior to the Company’s delivery to the Agent of such Warrant Exercise Request Notice for such Warrant ADS Purchase on such Purchase Date.

If the Company delivers any Warrant Exercise Request Notice directing the Agent to purchase up to a Warrant ADS Purchase Amount in excess of either (x) the applicable Maximum Warrant ADS Purchase Amount, (y) the Maximum Amount, or (z) the Aggregate Commitment Advance Amount that the Company is then permitted to include in such Warrant Exercise Request Notice, such Warrant Exercise Request Notice shall be void ab initio to the extent of the amount by which the Warrant ADS Purchase Amount set forth in such Warrant Exercise Request Notice exceeds the (x) Maximum Warrant ADS Purchase Amount, (y) the Maximum Amount, or (z) the Aggregate Commitment Advance Amount, and the Agent shall not purchase such excess Principal Placement Securities pursuant to such Warrant Exercise Request Notice. At or prior to 5:30 p.m., New York City time, on the Purchase Date for each Warrant ADS Purchase, the Agent shall provide to the Company, by email correspondence to each of the individual notice recipients of the Company set forth in the applicable Warrant Exercise Request Notice, a written confirmation for such Warrant ADS Purchase, setting forth the applicable Warrant Purchase Price per Share to be paid by the Agent for the Principal Placement Securities purchased by the Agent in such Warrant ADS Purchase, and the total aggregate Warrant Purchase Price to be paid by the Agent for the total Warrant ADS Purchase Amount purchased by the Agent in such Warrant ADS Purchase (the “ATM Sales Confirm”). For the avoidance of doubt, notwithstanding the delivery of a Warrant Exercise Request Notice, the ATM Sales Warrant subject thereto shall only be deemed exercised for the Warrant ADS Purchase Amount set forth in the ATM Sales Confirm.
Notwithstanding the foregoing, the Company shall not deliver any Warrant Exercise Request Notices to the Agent during any period in which it is not permitted to make sales of Placement Securities under the Sales Agreement.

SETTLEMENT	The Principal Placement Securities constituting the applicable Warrant ADS Purchase Amount actually purchased by exercise, in whole or in part, of an ATM Sales Warrant by the Agent in each applicable Warrant ADS Purchase shall be delivered to the Agent as FOP ADSs not later than 2:00 p.m., New York City time, on the Trading Day immediately following the Purchase Date for such Warrant ADS Purchase (the “Purchase ADS Delivery Date”). For each Warrant ADS Purchase, the Agent shall pay to the Company an amount in cash equal to the product of (1) the total number of ADSs actually purchased by the Agent in a specific Warrant ADS Purchase and (2) the applicable Warrant Purchase Price for such ADSs, as full payment for such ADSs purchased by the Agent in such Warrant ADS Purchase, via wire transfer of immediately available funds, not later than 12:00 p.m., New York City time, on the Trading Day immediately following the applicable Purchase ADS Delivery Date for such Warrant ADS Purchase, provided the Agent shall have timely received, as FOP ADSs, all of such ADSs purchased by the Agent in such Warrant ADS Purchase on such Purchase ADS Delivery Date in accordance with the first sentence of this section, or, if any of such ADSs are received by the Agent after 1:00 p.m., New York City time, then the Company’s receipt of such funds in its designated account may occur on the Trading Day next following the Trading Day on which the Agent shall have received all of such ADSs as FOP ADSs, but not later than 5:00 p.m., New York City time, on such next Trading Day.

If the Company or its transfer agent shall fail for any reason to deliver to the Agent, as FOP ADSs, any Shares purchased by the Agent in a Warrant ADS Purchase prior to 10:00 a.m., New York City time, on the Trading Day immediately following the applicable Purchase ADS Delivery Date for such Warrant ADS Purchase, and if on or after such Trading Day the Agent purchases (in an open market transaction or otherwise) shares of ADSs to deliver in satisfaction of a sale by the Agent of such ADSs that the Agent anticipated receiving from the Company on such Purchase ADS Delivery Date in respect of such Warrant ADS Purchase, then the Company shall, within two (2) Trading Days after the Agent’s request, either (i) pay cash to the Agent in an amount equal to the Agent’s total purchase price (including brokerage commissions, if any) for the shares of ADSs so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such ADSs as FOP ADSs shall terminate, or (ii) promptly honor its obligation to deliver to the Agent such ADSs as FOP ADSs and pay cash to the Agent in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Agent pursuant to this Agreement for all of the Principal Placement Securities purchased by the Agent in such Warrant ADS Purchase. The Company shall not issue any fraction of a share of ADSs to the Agent in connection with any Warrant ADS Purchase effected pursuant to this Agreement. If the issuance would result in the issuance of a fraction of a share of ADSs, the Company shall round such fraction of a share of ADSs down to the nearest whole ADS. All payments to be made by the Agent pursuant to this Agreement shall be made by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice to the Agent in accordance with the provisions of this Agreement.]

COMPLIANCE
The Company shall not issue or sell any shares of ADSs pursuant to this Warrant Exercise Request Notice if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules of the Trading Market (or any applicable Eligible Market). The provisions of this section shall be implemented in a manner otherwise than in strict conformity with the terms of this section only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market.
The Company shall not issue or sell any shares of ADSs in excess of the Maximum Amount.

CONDITIONS
The Company’s right to deliver any Warrant Exercise Request Notices to the Agent is conditioned on: (i) the Registration Statement shall be effective; (ii) trading in the ADSs on the Trading Market shall not be suspended by the Trading Market or the SEC, (iii) the ADSs shall not have been delisted from the Trading Market (unless immediately thereafter listed on an Eligible Market), (iv) the Company shall not have failed to deliver shares of ADSs to the Agent on the applicable Principal Settlement Date on which the Agent was entitled to receive such shares, (v) the Company’s representations and warranties shall be true and correct in all material respects, and the Company shall have performed all of its covenants required to be performed at or prior to the applicable time; and (vii) the satisfaction of all applicable conditions precedent and requirements set forth in the Sales Agreement.

SCHEDULE 3

Notice Parties

The Company

Deborah Choate	deborah@sequans.com
Norman Brodt	nbrodt@sequans.com
Roth Capital Partners, LLC

Michael Guzman	mguzman@roth.com
Salomon Kamalodine	skamalodine@roth.com
Lou Ellis	LEllis@roth.com
Nazan Akdeniz	NAkdeniz@roth.com
With a copy to RothECM@roth.com
Lake Street Capital Markets, LLC

Michael Townley	mike.townley@lakestreetcm.com
Jon Miller	jon.miller@lakestreetcm.com
Alyssa Wallace	alyssa.wallace@lakestreetcm.com
Michael Fenton	michael.fenton@lakestreetcm.com
Jim Speight	jim.speight@lakestreetcm.com
Citizens JMP Securities, LLC

Aidan Whitehead	awhitehead@jmpsecurities.com
Adrienne Tam	atam@jmpsecurities.com
Andrew Mertz	amertz@jmpsecurities.com
Northland Securities, Inc.

David Levine	dlevine@northlandcapitalmarkets.com
Ed Schmitz	eschmitz@northlandcapitalmarkets.com
Austen Cashman	acashman@northlandcapitalmarkets.com

EXHIBIT 7(l)
Form of Representation Date Certificate
___________, 20___
This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the Sales Agreement (the “Agreement”), dated August 25, 2025, and entered into by and among Sequans Communications S.A. (the “Company”) and Roth Capital Partners, LLC, Citizens JMP Securities, LLC, Lake Street Capital Markets, LLC and Northland Securities, Inc. (collectively, the “Agents”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.
The Company hereby certifies as follows:
1.    As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order for (i) and (ii) to be true.
2.    Each of the representations and warranties of the Company contained in the Agreement are, as of the date of this Certificate (unless such representation or warranty specifies a different date or time, then as of such date or time), true and correct in all material respects.
3.    Except as waived by the Agents in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.
4.    Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including the Incorporated Documents, there has been no Material Adverse Effect.
5.    No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened by any securities or other governmental authority (including, without limitation, the Commission).
The undersigned has executed this Representation Date Certificate as of the date first written above.
[Signature Page Follows]

SEQUANS COMMUNICATIONS S.A.

By:
Name:
Title:

EXHIBIT 23
Permitted Issuer Free Writing Prospectuses
None.

SCHEDULE 4
Subsidiaries

Name of Subsidiary	Jurisdiction
Sequans Communications Ltd.	United Kingdom
Sequans Communications Inc.	California (United States)
Sequans Communications Ltd. Pte.	Singapore
Sequans Communications (Israel) Ltd.	Israel
Sequans Communications Finland Oy	Finland
Sequans Communications SAS (Inactive)	France
ACP Advanced Circuit Pursuit AG	Switzerland